Exhibit 99.1

news release	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

Humana, Together with TPG Capital and Welsh, Carson, Anderson & Stowe, Announce Agreement to Acquire Curo Health Services

•	Provides parties with ownership interest in one of the nation’s leading hospice operators

•	Humana to have a 40% minority interest in Curo

LOUISVILLE, KY, SAN FRANCISCO, NEW YORK, and MOORESVILLE, NC (April 23, 2018) – Humana Inc. (NYSE: HUM), TPG Capital (TPG), Welsh, Carson, Anderson & Stowe (WCAS) (collectively, the Consortium) today announced a definitive agreement to acquire privately held Curo Health Services (Curo), one of the nation’s leading hospice operators providing care to patients at 245 locations in 22 states. The Consortium is purchasing Curo for approximately $1.4 billion, in which Humana will have a 40 percent minority interest.

The Consortium members partnered with the objective of investing in and building businesses that can help modernize, enhance and transform home healthcare in America. Curo brings a highly capable management team and a tech-enabled, centralized model for hospice care that presents the opportunity for Humana and its Consortium partners to be a leader in managing the continuum of home health, palliative care and hospice in an integrated fashion, creating a positive and differentiated experience for patients and their families – as well as their care providers. This integrated model will leverage data and analytics to measure and advance evidence-based clinical outcomes for patients and seamlessly coordinate the transition from home care, to in-home palliative care, and thoughtfully into hospice, as chronically ill patients’ disease burdens progress.

The Curo transaction, which is anticipated to close during the summer of 2018, is subject to customary state and federal regulatory approvals as well as other customary closing conditions.

The Consortium previously announced a pending transaction to acquire the Kindred at Home Division (Kindred at Home) of Kindred Healthcare, Inc. (NYSE: KND), the nation’s largest home health provider and second largest hospice operator. The Curo transaction is not conditioned upon the closing of the Consortium’s separate acquisition of Kindred at Home and is expected to occur after the closing of Kindred at Home. Upon the closing of these transactions, the Consortium intends to merge Curo with the hospice business of Kindred at Home to create the country’s largest hospice operator.

Humana expects to fund its portion of the transaction through the use of parent company cash and does not anticipate a material impact to earnings in 2018 from this pending transaction.

Evercore is acting as the exclusive financial advisor to Humana. Fried, Frank, Harris, Shriver & Jacobson LLP and Manatt, Phelps & Phillips, LLP are acting as legal advisors to Humana. Debevoise & Plimpton LLP and Mintz Levin are acting as legal advisors to TPG and WCAS. Ropes & Gray LLP is also acting as legal advisor to WCAS. Jefferies LLC is acting as the exclusive financial advisor and Kirkland & Ellis LLP is acting as legal advisor to Curo.

Cautionary Statement

This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

•	Certain proposed transactions, including the divestiture of Humana’s subsidiary, KMG America Corporation, the acquisition of a minority interest in Kindred Healthcare, Inc.’s Kindred at Home division by Humana, as well as the acquisition of a minority interest in Curo Healthcare Services by Humana are subject to various closing conditions, including various regulatory approvals and customary closing conditions, as well as other uncertainties, and there can be no assurances as to whether and when these transactions may be completed.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•	The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2017;

•	Form 8-Ks filed during 2018.

About TPG

TPG is a leading global alternative asset firm founded in 1992 with more than $82 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

About Welsh, Carson, Anderson & Stowe (WCAS)

WCAS focuses its investment activity in two target industries: technology and healthcare. Since its founding in 1979, WCAS has organized 16 limited partnerships with total capital of over $22 billion. The Firm is currently investing an equity fund, Welsh, Carson, Anderson and Stowe XII, L.P., which closed on over $3.3 billion in commitments. WCAS has a current portfolio of approximately twenty companies. WCAS’s strategy is to partner with outstanding management teams and build value for its investors through a combination of operational improvements, internal growth initiatives and strategic acquisitions. See www.wcas.com to learn more.

About Humana

Humana Inc. is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases and conference calls;

•	Calendar of events; and

•	Corporate Governance information.

FOR MORE INFORMATION CONTACT:

Humana
Tom Noland		Amy Smith
Humana Corporate Communications		Humana Investor Relations
(502) 580-3674		(502) 580-2811
Tnoland@humana.com		Amysmith@humana.com

TPG

Luke Barrett
(415) 743-1550
media@tpg.com

WCAS

Jon Rather
General Partner
(212) 893-9570
jrather@wcas.com